Exhibit 99.01

SKYCURE LTD.

SHARE INCENTIVE PLAN

This plan, as amended from time to time, shall be known as the “Skycure Ltd. Share Incentive Plan” (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of this Plan is to provide a method whereby Employees and Non-Employees of the Company or any of its Affiliates may be offered an opportunity to purchase Shares in order to increase their proprietary interests in the Company and their incentive to remain and advance in their employment or other engagement with the Company or any of its Affiliates.

2.	DEFINITIONS

For purposes of this Plan and related documents, the following definitions shall apply:

2.1.	“Administrator” means the Board or, if and to the extent empowered, the Committee.

2.2.	“Affiliate” means (i) any subsidiary of the Company and any other entity that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Administrator, and (ii) with respect to Awards granted under Section 102 of the Ordinance, any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.3.	“Approved 102 Award” means an Award granted to an Israeli Grantee pursuant to Section 102(b) of the Ordinance and held in trust by the Trustee for the benefit of the Grantee.

2.4.	“Articles of Association” means the Articles of Association of the Company, as shall be in effect from time to time.

2.5.	“Award” means a grant under the Plan of Options or Shares.

2.6.	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Grantee describing the terms and provisions of such Award, in each case including any amendment or modification thereof. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Grantee.

2.7.	“Board” means the Board of Directors of the Company.

2.8.	“Capital Gain Award” or “CGA” means Approved 102 Award designed and intended by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.9.	“Cause” means, with respect to a Grantee, any one of the following: (a) conviction of any felony involving moral turpitude or affecting the Company or any of its Affiliates; (b) embezzlement or theft of funds of the Company or any of its Affiliates; (c) any breach of the Grantee’s fiduciary duties or duties of care towards the Company or any of its Affiliates, including, without limitation, self-dealing and prohibited disclosure of confidential information of, or relating to, the Company or any of its Affiliates; (d) any conduct reasonably determined by the Administrator to be detrimental to the Company or any of its Affiliates; (e) any other breach of the terms of engagement or any undertaking of the Grantee with the Company or any of its Affiliates, or (f) any other event determined by the Administrator to be “Cause”.

2.10.	“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.11.	“Committee” means a committee of the Board, which is empowered by the Board to administer this Plan.

2.12.	“Company” means Skycure Ltd., a company incorporated under the laws of the State of Israel.

2.13.	“Controlling Shareholder” means a person who holds or will hold as a result of a grant of Award under this Plan, directly or indirectly, together with a “relative” (as defined in the Ordinance): (i) at least 10% of the outstanding shares of the Company, (ii) at least 10% of the voting power of the Company, (iii) the right to hold or purchase at least 10% of the outstanding equity or voting power in the Company, (iv) the right to obtain at least 10% of the profits of the Company, or (v) the right to appoint a director, all as defined in Section 32(9) of the Ordinance, and as such definition may be changed from time to time.

2.14.	“Date of Grant” means the date of grant of an Award, as determined by the Administrator and set forth in the Grantee’s Award Agreement and, with respect to CGAs, not earlier than the first date on which the Company is permitted to grant Awards under the provisions of the Ordinance in order to qualify as a CGA.

2.15.	“Disability” means as defined in the engagement agreement between the Grantee and the Company or any of its Affiliates, as applicable, and if no such definition exists, then ‘Disability’ shall mean Grantee’s inability to perform the Grantee’s duties towards the Company or any of its Affiliates, for a consecutive period of at least 180 days, by reason of any medically determinable physical or mental impairment, and (ii) with respect to a U.S. Grantee, means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

2.16.	“Employee” means (i) a person who is engaged by the Company or any of its Affiliates as an employee, and (ii) for purposes of Awards granted under Section 102 of the Ordinance, also a person who is not an employee but is serving as a director or an office holder (within the meaning of the Israeli Companies Law, 5759-1999), but excluding an Israeli Grantee who a Controlling Shareholder.

2.17.	“Expiration Date” means the date upon which an Option shall expire or terminate, as set forth in Section 11.3 of the Plan.

2.18.	“Fair Market Value” means, as of any date, the value of a Share determined as follows:

2.18.1.	If the Company’s shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price, as applicable to class of the Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Administrator deems reliable;

2.18.2.	If the Company’s shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the shares, as applicable to class of the Shares, on the last market trading day prior to the day of determination;

2.18.3.	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator; or

2.18.4.	Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, or any successor of such section, the Fair Market Value shall be determined in accordance with the provisions of such section or successor section.

Notwithstanding the above, with respect to ISOs, fair market value shall be determined subject to Section 422(c)(7) of the Code; provided, however, that if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported.

2.19.	“Grantee” means a recipient of an Award under the Plan.

2.20.	“Incentive Stock Option” or “ISO” means an Option granted to a U.S. Grantee which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.21.	“IPO” means the initial public offering of the Company’s shares.

2.22.	“Israeli Grantee” means a Grantee who is subject to income tax under the Ordinance.

2.23.	“ITA” means the Israeli Tax Authority or any successor body that assumes its power in connection with Israeli income tax on grant of share options.

2.24.	“NIS” means New Israeli Shekels.

2.25.	“Non-Employee” means any person or entity who is not an Employee and who provides services to the Company or to any of its Affiliates, including for the avoidance of doubt, directors.

2.26.	“Nonqualified Award” or “NQA” means an Award that is granted to a Grantee who is neither a US Grantee nor an Israeli Grantee.

2.27.	“Nonqualified Stock Option” or “NQSO” means an Option which is granted to a U.S. Grantee and is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.28.	“3(i) Award” means an Award granted to an Israeli Grantee and to which Section 102 of the Ordinance does not apply.

2.29.	“Ordinary Income Award” or “OIA” means an Approved 102 Award designated and intended by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1).

2.30.	“Option” means an option to purchase one or more Shares pursuant to this Plan.

2.31.	“102 Award” means an Award granted to an Israeli Grantee under the terms of Section 102 of the Ordinance.

2.32.	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, including any and all rules and regulations promulgated thereunder, all as now in effect or as hereafter amended.

2.33.	“Purchase Price” means the price to be paid by a Grantee to the Company in order to purchase one Share pursuant to an Award, whether in exercise of an Option or otherwise.

2.34.	“Restricted Stock” means an Award granted to a Grantee pursuant to Section 7.

2.35.	“Section 102” means Section 102 of the Ordinance, including any and all rules, regulations, orders and procedures promulgated thereunder, as now in effect or as hereafter amended.

2.36.	“Share” means an Ordinary Share of the Company, of no par value, as may be adjusted in accordance with the terms of this Plan.

2.37.	“Transaction” means: (i) a merger or consolidation of the Company as a result of which the shareholders of the Company prior to such event do not own, by virtue of their shareholdings in the Company prior to such event, a majority of the voting power of the acquiring or surviving entity in the same relative proportions; (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis with its subsidiaries) or a transfer, in one transaction or a series of related transactions of at least 50% of the Company’s shares, other than to a wholly owned subsidiary of the Company or for a change of domicile. Notwithstanding the aforesaid, the Board may determine, at its sole discretion and without liability to any Grantee, that a transaction that would otherwise fall within the aforesaid definition will not be considered a Transaction for purposes of the Plan and any Award granted hereunder.

2.38.	“Trustee” means a person appointed by the Company to serve as a trustee for purposes of grants of Approved 102 Awards and approved by the ITA as such, all in accordance with the provisions of Section 102.

2.39.	“U.S. Grantee” means a Grantee who is subject to U.S.A. federal income tax.

2.40.	“US$” means United States of America dollars.

2.41.	“Vested” means (i) with respect to an Option, the portion that has already become vested and exercisable according to its Vesting Schedule or otherwise, and (ii) with respect to Restricted Stock, the portion that become vested in accordance with its Vesting Schedule or otherwise.

2.42.	“Vesting Schedule” means, with respect to an Award, the date(s) or event(s) as of which the Award shall become Vested, as set forth in the Grantee’s individual Award Agreement.

2.43.	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ADMINISTRATION OF THE PLAN

3.1.	The Administrator shall have the authority to administer this Plan and to exercise all the powers and authorities specifically granted to it under this Plan as it deems necessary or advisable, in its sole discretion, for the administration of this Plan. Without derogating from the aforesaid, the Administrator shall have the authority, in its sole discretion, from time to time and at any time: (i) to construe and interpret the terms of this Plan and any granted Award; (ii) to designate the Grantees to whom Awards are granted; (iii) to determine the terms of each granted Award, including without limitation, the Vesting Schedule, Purchase Price, number of underlying Shares and expiration terms, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (iv) to approve forms of Award Agreements; (v) to approve amendments to Award Agreements or waiver of terms thereof, either prospectively or retroactively; (vi) to determine the Fair Market Value of Shares; (vii) to determine the effects on the vesting, termination or expiration of any Option in the case of: (a) any Grantee who is employed by an entity that ceases to be an Affiliate (whether due to a spin-off or otherwise), (b) any transfer of an Grantee between locations of employment with the Company or an Affiliate, (c) any leave of absence of an Grantee, (d) any change in an Grantee’s status from an Employee to a Non-Employee, or vice versa, (e) any increase or decrease in the scope of engagement of an Grantee; and (f) any Grantee who ceases his/her engagement with the Company or an Affiliate but becomes engaged by a partnership, joint venture, corporation or other entity related to the Company, which is not an Affiliate, and (viii) to take all other actions and make all other determinations necessary or desirable for or incidental to the administration of this Plan.

3.2.	Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of this Plan and of its rules and regulations, shall be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee. The Administrator may take any action or decision with respect to a specific Grantee without necessarily applying it to other Grantees and no Grantee shall have a claim or cause of action in that respect.

3.3.	The interpretation, construction or determination of any provisions of the Plan by the Administrator shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

4.	DESIGNATION OF GRANTEES

4.1.	The persons and entities eligible for participation in this Plan as Grantees shall include any Employees and Non-Employees, provided that (i) Employees who are Israeli Grantees may only be granted 102 Awards; and (ii) Non-Employees who are Israeli Grantees may only be granted 3(i) Awards.

4.2.	Each Award granted pursuant to this Plan shall be evidenced by an Award Agreement. Each Award Agreement shall state, among other matters, the maximum number of Shares underlying the Award, the type of Award granted thereunder (whether CGA, OIA, Unapproved 102 Award, 3(i) Award, ISO, NQSO or a Restricted Stock, or NQA), the Vesting Schedule, the Purchase Price, the Expiration Date and such other terms and conditions as the Administrator in its discretion may prescribe, provided in all cases that they are not conflicting with this Plan. Award Agreements may differ among recipients and grants.

4.3.	The grant of an Award hereunder shall neither entitle the Grantee to participate nor disqualify the Grantee from participating in, any other grant of Award pursuant to this Plan or any other incentive plan of the Company or any of its Affiliates.

5.	AWARDS TO ISRAELI GRANTEES PURSUANT TO SECTION 102

5.1.	The Company may designate Awards granted to Employees who are Israeli Grantees as Approved 102 Awards or Unapproved 102 Awards. Such designation shall be subject to the terms and conditions set forth in Section 102. The grant of Approved 102 Awards under this Plan shall be made in accordance with the provisions herein, and shall be conditioned upon the approval of this Plan by the ITA. With regards to Approved 102 Awards, the provisions of this Plan and the Award Agreement shall be subject to the provisions of Section 102 and the ITA Commissioner’s permit, and the said provisions and permit shall be deemed an integral part of this Plan and of the individual Award Agreement with each Grantee. Any provision of Section 102 or the said permit which is necessary in order to receive and to keep any tax benefit pursuant to Section 102, which is not expressly specified in this Plan or the individual Award Agreement with an Grantee, shall be considered binding upon the Company and such Grantee.

5.2.

The Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees who are Israeli Grantees (the “Election”) shall be appropriately filed with the ITA before the first Date of Grant of an Approved 102 Award under such Election. Such Election shall become effective beginning on the first Date of Grant of an Approved 102 Award under such Election and shall remain in effect for at least such period of time as specified in Section 102. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Grantees who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. Such Election shall not prevent the Company from granting Unapproved 102 Awards during such period.

5.3.	Approved 102 Awards granted under this Plan and any Shares issued thereunder, including without limitation Shares received subsequently following any realization of rights, such as bonus shares, shall be allocated or issued to the Trustee (and registered in the Trustee’s name in the Company’s shareholders register) and held by the Trustee for the benefit of the Grantees to whom such Approved 102 Awards were granted for such period of time as required by Section 102 (the “Restriction Period”). All certificates representing Shares issued to the Trustee shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the aforesaid trust as herein provided.

5.4.	The Trustee shall not release any Approved 102 Awards (including Shares allocated or issued upon exercise of Approved 102 Awards which are Options) prior to the full payment of the Grantee’s tax liabilities arising from Approved 102 Awards, which were granted to such Grantee and any Shares issued upon exercise of such Options.

5.5.	Subject to the provisions of Section 102, a Grantee shall not sell or release from trust any Approved 102 Awards (including Shares allocated or issued upon exercise of Approved 102 Awards which are Options) or any Shares received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Restriction Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Restriction Period, the sanctions under Section 102 shall apply to and shall be borne by such Grantee.

5.6.	Upon receipt of an Approved 102 Award, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Plan, or any Approved 102 Award or Shares issued to the Grantee hereunder. Such release may be incorporated into the Award Agreement.

5.7.	With respect to Unapproved 102 Awards, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company or to such Affiliate a security or guarantee in a form determined by the Administrator for the payment of tax due at the time of sale of Shares.

6.	GRANT OF OPTIONS TO U.S. GRANTEES

6.1.	Each Award Agreement with respect to any Option granted to a U.S. Grantee shall specify whether an Option is intended to be ISO or an NQSO. To the extent that any Option granted to a U.S. Grantee does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.2.	No ISO shall be granted to any individual who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Administrator may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code.

6.3.

Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Grantee during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

6.4.	No ISO shall be granted to an individual who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code (a “Ten-Percent Holder”). This restriction does not apply if at the time such ISO is granted the Purchase Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

6.5.	The Administrator may require a Grantee to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Grantee or (ii) one (1) year from the transfer of such Shares to such Grantee, or (iii) such other period as the Administrator may from time to time determine. The Administrator may direct that a Grantee with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Administrator may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

7.	RESTRICTED STOCK AWARDS

Subject to the terms and provisions of the Plan, the Administrator may grant Shares of Restricted Stock to Grantees in such amounts as the Administrator shall determine. Each Restricted Stock shall be evidenced by an Award Agreement that shall specify the Vesting Schedule, the number of Shares of Restricted Stock, the Purchase Price and such other provisions as the Administrator shall determine.

8.	SHARES RESERVED FOR THE PLAN

Subject to adjustment as provided in Section 13 below, the total number of Shares that may be delivered pursuant to Awards under the Plan, including without limitation with respect to Incentive Stock Options, shall be 16,512,152 (the “Pool”). Any Shares so reserved which remain un-issued and which are not subject to then outstanding Awards at the termination or expiration of this Plan shall cease to be reserved for the purpose of this Plan, but may continue to be reserved for other share incentive plans then in effect, and in any event, until termination of this Plan the Company shall at all times reserve sufficient number of Shares out of its authorized share capital to meet the requirements of any then outstanding Awards. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Award shall return to the Pool.

9.	PURCHASE PRICE

9.1.	The Purchase Price, if any, of each Share underlying an Award shall be determined by the Administrator in its sole discretion.

9.2.	The form of consideration to be paid for the Shares to be issued to a Grantee, including the method of payment, shall be determined by the Administrator in its sole discretion and may consist entirely of (1) cash, (2) check, or (3) any combination of the foregoing or any other methods of payment. The Administrator shall have the authority to postpone the date of payment on such terms as it may determine. The Administrator shall have the authority to agree to a cashless exercise of a net exercise of Options.

9.3.	The Purchase Price shall be denominated in NIS or US$ or otherwise as determined by the Administrator.

9.4.	The Purchase Price of an ISO granted to any U.S. Grantee who is not a Ten-Percent Holder shall be no less than 100% of the Fair Market Value on the Date of Grant. In the case of a NQSO, the Purchase Price shall be the price as is determined by the Administrator.

10.	VESTING AND EXERCISABILITY

10.1.	Subject to the provisions of this Plan, each Option shall Vest and become exercisable and each Restricted Stock shall Vest in accordance with the Vesting Schedule, as determined by the Administrator and set forth in the individual Award Agreement, for the number of Shares as shall be provided in the Award Agreement. However, no Option shall be exercisable after the Expiration Date. Unless otherwise determined by the Administrator, the vesting of an Option shall be automatically suspended during an unpaid for leave of absence of the Grantee.

10.2.	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Administrator may deem appropriate.

11.	TERM AND EXERCISE OF OPTIONS

11.1.	Vested Options shall be exercisable by the Grantee by giving written notice to the Company in such form and method as may be determined by the Administrator (with respect to Options held by the Trustee, a notice shall also be given to the Trustee in accordance with the requirements of Section 102 and the applicable trust agreement), which exercise shall be effective upon receipt of such notice by the Company, the payment of the Purchase Price and the compliance with such other terms as may be set forth in the Award Agreement or determined by the Administrator.

11.2.	Vested Options may be exercised by the Grantee in whole at any time or in part from time to time, prior to the Expiration Date, and provided that, unless otherwise determined by the Administrator and subject to the provisions of Section 12.2 below, the Grantee is employed by or rendering services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

11.3.	Unexercised Options (whether or not vested) shall terminate forthwith upon the earlier of: (i) ten (10) years from the Date of Grant, unless otherwise determined in the Award Agreement; (ii) the expiration of any period in any of the events set forth in Section 12 below; or (iii) in accordance with Section 13.2 below. An Award Agreement may include additional events upon which an Award shall expire.

11.4.	The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation of any provision of applicable law.

11.5.	No fractional Shares shall be issued upon the exercise or payment of an Option and any such fractions shall be rounded down to the nearest whole number.

11.6.	The Company may have repurchase rights with respect to Shares issued pursuant to an Option, as may be set forth in an Award Agreement.

12.	EFFECT OF CESSATION OF SERVICE

12.1.	In the event of cessation of Grantee’s engagement with the Company or any of its Affiliates, whether due to expiration or termination by either party, and unless otherwise determined in the Grantee’s Award Agreement or by the Administrator, (i) all Options granted to such Grantee that are at the time of cessation not Vested will expire and the Shares underlying such non-Vested Options shall revert to the Pool, and (ii) all Shares of Restricted Stock that are at the time of cessation not Vested shall be deemed to be resold to the Company (or a designee of the Company) and shall revert to the Pool (or held by the designee for the benefit of the Pool), without any need for further act or signing of any document by the Company or the Grantee and the sole obligation of the Company (or such designee) thereafter shall be to pay to the Grantee the Purchase Price (if any) paid by the Grantee to the Company for the original issuance by the Company of such resold Shares of Restricted Stock which are not Vested; such expiration or resale shall occur automatically upon the actual date of cessation of relationship of employment or provision of services (i.e. following the end of any applicable notice period). Unless otherwise determined by the Administrator, engagement shall not be deemed to be ceased because a Grantee is transferred from the Company or from an Affiliate to another Affiliate or from any Affiliate to the Company.

12.2.	Unless otherwise determined in the Grantee’s Award Agreement or by the Administrator, a Vested Option may be exercised after the date of cessation of Grantee’s engagement with the Company or any of its Affiliates during an additional period of time, as follows:

12.2.1.	If the cessation is due to termination of the engagement by the Company or by any such Affiliate without Cause or due to resignation or termination by the Grantee and the Administrator does not determine that a termination for Cause would have been justified under the circumstances, then any Vested Option may be exercised within a period of two (2) months after the date of such cessation; or

12.2.2.	If cessation is the result of death or Disability of the Grantee, then any Vested Option may be exercised within a period of six (6) months after the date of such cessation, by the Grantee’s heirs or by the Grantee, as applicable.

12.3.	Notwithstanding Sections 12.1 and 12.2 above, if cessation of the engagement is due to termination for Cause or resignation under circumstances determined by the Administrator to justify termination for Cause in the absence of such resignation then: (a) any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate upon the date of notice of such termination or resignation, and the Grantee shall not have any right in connection with such Options; and (b) all Shares issued upon exercise of Options or otherwise pursuant to an Award prior to the date of termination for Cause shall be subject to a right of repurchase by the Company (or any designee of the Company) at the Purchase Price actually paid to the Company for the original issuance of such Shares, if any (such repurchase to be effected by way of a written notice by the Company (or such designee) to the Grantee within 30 days from the date of actual cessation of engagement, together with cash, check or wire transfer for such payment, with no need for any further instrument or action).

13.	ADJUSTMENTS

13.1.	Recapitalizations and Related Transactions

In the event of the occurrence of any reclassification, recapitalization, stock split, reverse stock split, stock dividend, reorganization, repurchase, or exchange of shares or other securities of the Company, or other like change in the corporate structure of the Company (other than a Transaction) that proportionally applies to and results in a proportional adjustment with respect to all outstanding shares of the Company of the same class as the Shares, a similar adjustment shall be made with respect to the number and class of Shares that are reserved for the purposes of this Plan and with respect to the number, class, and Purchase Price of Shares covered by each outstanding Award, all as the Administrator shall deem equitable.

13.2.	Transaction

Upon the occurrence of a Transaction, the Administrator may take any one or more of the following actions with respect to the then outstanding Awards: (i) provide that such Awards shall be assumed, or substituted with equivalent awards, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Grantees, provide that all or part of the then Awards which are not Vested will become Vested in full or in part as of a specified time (the “Acceleration Time”) prior to the estimated date of closing of the Transaction and that any Vested Options will terminate immediately prior to the date of closing of such Transaction, except to the extent exercised by the Grantees between the Acceleration Time and the date of closing of such Transaction (provided that any exercise of an accelerated portion must be conditional on the closing of the Transaction), (iii) in the event of a Transaction under the terms of which holders of outstanding Ordinary Shares will be entitled to receive upon the closing thereof a payment (whether in cash or in any other form of consideration) for each Share surrendered in the Transaction (the “Transaction Price”), make or provide for a payment (whether in cash or in any other form of consideration), to the Grantees equal to the difference between (A) the Transaction Price times the number of Shares subject to such outstanding Vested Options and (B) the aggregate Purchase Price of all such outstanding Vested Options, in exchange for the termination of Vested (and if so decided by the Administrator, also unvested) Options. In the absence of an assumption or substitution of an unexercised Option or a non-Vested Restricted Stock under paragraph (i) above, and unless otherwise decided by the Administrator, such Option shall expire immediately prior to the closing of a Transaction (for the avoidance of doubt, without any consideration due to the Grantee in respect of such expiration) and such non-Vested Restricted Stock shall be deemed automatically resold to the Company (or a designee of the Company) as if the Grantee’s engagement has ceased immediately prior to the closing of the Transaction and the provisions of Section 12.1 would have applied.

For the purpose of this Section 13.2, an Award shall be considered assumed or substituted if, following the Transaction, the Award confers the right to purchase or receive, for each Share underlying such Award immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of the same class of shares as the Shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of such outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the successor company or its affiliates, the Administrator may, with the consent of the successor company, provide for the consideration to be received under the Award to be solely ordinary shares (or their equivalent) of the successor company or its affiliates equal in fair market value (as determined by the Administrator) to the per Share consideration received by holders of a majority of the shares of the same class of shares as the Shares outstanding in the Transaction; and provided further that the Administrator may determine, in its discretion, that in lieu of such assumption or substitution of Awards for awards of the successor company or its affiliates, such Awards will be substituted for any other type of asset or property including cash which it determined as fair under the circumstances.

14.	RIGHTS OF GRANTEES AS SHAREHOLDERS

14.1.	A Grantee shall not be deemed an owner of the Shares underlying an Option and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, until registration of such Grantee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of this Plan, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 5 of this Plan.

14.2.	With respect to any Shares that are held by the Trustee, only the Trustee shall be entitled (to the exclusion of the applicable Grantees) to receive any and all notices delivered to the shareholders of the Company in respect of the Shares and to vote such Shares. The Shares shall be voted as instructed by the Administrator. The Administrator may also determine that Shares that are held by the Trustee will be voted by way of a proxy in the form decided on by the Administrator which shall be granted to a person designated by the Administrator.

14.3.	Any Shares that are not issued to the Trustee or that are released from the Trustee, shall be voted by an irrevocable proxy in the form decided on by the Administrator (as such form may change from time to time) (the “Proxy”). The Proxy shall be granted to the person or entity designated by the Administrator (the “Proxy Holder”) and shall entitle the Proxy Holder to receive any and all notices delivered to the shareholders of the Company in respect of the Shares (to the exclusion of the applicable Grantees) and the Proxy Holder shall vote such Shares as stated in the Proxy. The Proxy shall expire upon the closing of an IPO. A Grantee shall be obligated to sign the Proxy in the form provided to it by the Company when requested by the Company, whether prior to or after the issuance of Shares underlying the applicable Award. Without derogating from any other remedy available to the Company, the failure by an Grantee to so sign the Proxy within 7 days from demand by the Company shall entitle the Company to cancel the Award issued for the benefit of such Grantee without any liability to the Grantee and to repurchase from such Grantee all Shares issued in respect of any Award in consideration for the payment of the Purchase Price paid by the Grantee for the issuance of such Shares, such repurchase to be effected by way of a written notice by the Company to the Grantee, together with cash, check or wire transfer for such payment, with no need for any further instrument or action. The provisions of this Section 14.3 shall apply to the fullest extent permissible under applicable law.

14.4.	With respect to all Shares (excluding, for avoidance of any doubt, any unexercised Options) held by a Grantee or by the Trustee, as the case may be, the Grantee shall be entitled to receive cash dividends in accordance with the provisions of the Certificate of Incorporation, subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102. The Administrator may apply any restrictions to such dividends on Shares that are not then Vested as it shall deem appropriate in its sole discretion.

15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS AND SHARES

15.1.	All Shares issued under the Plan shall be subject to the restrictions and limitations contained in the Articles of Association.

15.2.	Notwithstanding anything to the contrary in the Articles of Association or in any agreement between shareholders of the Company, none of the Grantees shall be entitled to a right of first refusal, co-sale rights, preemptive rights or the like in relation with the Shares issued under the Plan. However, any sale, transfer, assignment or other disposal of Shares issued under the Plan shall be subject to such restrictions on transfer that apply to Ordinary Shares of the Company, as may be stated in the Articles of Association, or as may be determined by the Administrator, including without limitation right of first refusal, co-sale and bring along rights. Further, if requested by the Company, as a condition to the exercise of Option, a Grantee shall agree to be bound by any restrictions on transferability that are stated in any shareholders agreements in the Company.

15.3.	No Option or any right with respect thereto purchasable hereunder, whether fully paid or not, and no portion of a Restricted Stock Award which is not yet Vested, shall be assignable, transferable, pledged or given as collateral or any right with respect to it given to any third party whatsoever, other than by will or pursuant to the laws of descant and distribution and except as specifically allowed under this Plan, and during the lifetime of the Grantee each and any of such Grantee’s rights to purchase Shares hereunder shall be exercisable only by the Grantee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

15.4.	For as long as Options or Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

15.5.	In the event that Company’s shares shall be registered for trading on any public market, the Grantee’s right to sell or make any other disposition with respect to the Shares may be subject to certain limitations (including a lock-up period), as will be determined by the Company or its underwriters and such determination shall bind the Grantee upon receipt of a written notice by the Company informing the Grantee of the same. If requested by the Company, the Grantee shall sign any lock-up agreement or undertaking requested by the Company.

16.	EFFECTIVE DATE AND DURATION OF THE PLAN; AMENDMENT

This Plan shall be effective as of the date it was adopted by the Board and shall terminate at the end of Ten (10) years from such date of adoption, unless terminated earlier by the Board. The termination of this Plan shall not affect Awards granted prior to such termination.

The Board may, at any time, amend, alter, suspend or terminate the Plan or any of its terms; provided, however, that any such action shall not adversely affect any Awards granted under the Plan prior to such action by the Board. An early termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. To the extent required under the Code, in order for the adoption of this Plan and any amendment thereto to be effective in respect of grant of Incentive Stock Options, such adoption or amendment should be approved by the holders of a majority of the outstanding shares of the Company within twelve (12) months after the date of adoption or amendment by the Board. The effectiveness of any Incentive Stock Option granted pursuant to this Plan prior to such stockholder approval shall be specifically subject to and conditioned upon, and no such Option shall be vested or exercisable until, such stockholder approval.

17.	GOVERNMENT REGULATIONS

This Plan, the grant and exercise of Options and other Awards hereunder, and the obligation of the Company to sell and deliver Shares under such Options and Awards, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Grantee, including the registration of the Shares under the United States Securities Act of 1933 and the Ordinance, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

The inability of the Company to obtain authority from any regulatory body, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.	CONTINUANCE OF ENGAGEMENT

Neither this Plan nor any Award Agreement with the Grantee shall impose any obligation on the Company or an Affiliate thereof, to continue any Grantee in its employ or service, and nothing in this Plan or in any Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or service of the Company or an Affiliate thereof, or conflict with the right of the Company or an Affiliate thereof, or the Grantee, to terminate such employment or service at any time.

19.	GOVERNING LAW & JURISDICTION

This Plan and the Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts in the District of Tel Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Plan and any Award Agreements effected hereunder.

20.	TAX CONSEQUENCES

Any tax consequences arising from the grant of any Award or the exercise of any Option, from the payment for Shares covered by an Award or from any other event or act (of the Company or its Affiliates, the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company, its Affiliates and the Trustee may withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall indemnify the Company, its Affiliates and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to or by the Grantee. The Company and, when applicable, the Trustee shall not be required to release any Share or share certificate representing such Shares to an Grantee until all required tax payments have been fully made.

The Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under any provision of U.S. federal (including Section 409A of the Code), state, local, or non-United States law. The Company shall not be liable to any Grantee for any tax, interest, or penalties the Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

21.	NON-EXCLUSIVITY OF THIS PLAN

The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to purchase shares of the Company otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

22.	RULES PARTICULAR TO SPECIFIC JURISDICTIONS

The terms and conditions of the Plan may be adjusted with respect to a particular jurisdiction by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Awards issued to Grantees under the specific jurisdiction that is the subject of the Appendix and shall not apply to Awards issued to any other Grantees. The adoption of any such Appendix shall be subject to the approval of the Board and if required the approval of the shareholders of the Company.

SKYCURE LTD.

OPTION GRANT AGREEMENT

APPROVED 102 OPTION

I. Summary Terms of the Option Grant (the “Summary Terms”)

The following is the summary terms of the grant made by Skycure Ltd., a company organized under the laws of the State of Israel (the “Company”) to the optionee whose name is set forth below (the “Optionee”) of an option to purchase Shares of the Company (the “Option”), subject to the terms and conditions set forth in this Grant Agreement (including Part II hereunder) and the Skycure Ltd Share Incentive Plan (the “Plan”), a copy of which is attached as Exhibit A hereto, forming an integral part hereof.

Name of Optionee:	[___________________]

Date of Grant:	[___________________]

Designation:	Capital Gain Option

Number of Shares Underlying Option:	[___________________]

Exercise Price per Share:	US$[_____]
Vesting Schedule:	25% of the Option shall vest on [________] and [__]% of the Option shall vest at the end of every [__]-month period thereafter.

Skycure Ltd.	Optionee’s Signature

By: _______________

By signing above, the Optionee acknowledges receipt of a copy of the Plan and accepts the Option subject to all of the terms and provisions thereof and of this Grant Agreement. The Optionee further acknowledges that he or she has reviewed the Plan and this Grant Agreement in its entirety (including Part II hereunder), has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement, and fully understands all provisions of this Grant Agreement.

Exhibits to this Grant Agreement:

Exhibit A – Skycure Ltd. Share Incentive Plan

Exhibit B – Trust Agreement

II. Terms of the Option Grant Agreement

1.	Preamble and Definitions. Part I, the Summary Terms, constitutes an integral part of this Grant Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Option. Subject to the provisions of this Grant Agreement and the Plan, the Company hereby grants to the Optionee, pursuant to the Plan, the right and option (the “Option”) to purchase up to the number of Shares, as set forth in the Summary Terms at a price per share equal to the Exercise Price. The Option is issued to the Trustee, on behalf of the Optionee, in accordance with the terms of the Plan and Section 102, as a Capital Gain Option.

3.	Vesting and Exercisability

3.1.	The term of this Grant Agreement shall commence on the Date of Grant (the “Date of Grant”) set forth in the Summary Terms and terminate on the Expiration Date, at which time the Option shall expire, to the extent not exercised earlier.

3.2.	Subject to the provisions of the Plan, portions of the Option shall vest and become exercisable according to the Vesting Schedule set forth in the Summary Terms, provided that the Optionee continues to be an Employee of or to provide services to the Company or to an Affiliate from the Date of Grant and until the applicable Vesting Date.

3.3.	The Administrator may determine additional conditions for the exercise of Options, as it deems advisable. The Optionee further agrees that in the event that the Company, upon advise of counsel, deems it necessary or advisable, in its sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

4.	Restrictions on Transfer of Shares. The transfer or sale of Shares issued upon the exercise of the Options shall be subject to the limitations and restrictions set forth in the Plan, and in the Company’s governing documents as shall be in effect from time to time, and in any agreement to which Optionee is bound. As a condition for the recognition of the Company of any such sale or transfer, any transferee or purchaser of Shares issued upon the exercise of the Options, shall, prior to such transfer assume and become bound by all obligations of the Optionee under any instrument and agreement involving the Optionee and the Company and applicable to such exercised shares, including but not limited to the execution and delivery to the Company of an irrevocable voting proxy in the form provided by the Company.

5.	Taxes; Indemnification

5.1.	The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES UNDERLYING THIS OPTION.

5.2.	Any tax consequences arising from the grant or exercise of the Option, from the payment for Shares covered thereby or from any other event or act (of the Company, its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company, its Affiliates and the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source, as they deem necessary at their discretion. Furthermore, the Optionee hereby agrees to indemnify the Company, its Affiliates and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

5.3.	The Optionee will not be entitled to receive from the Company or the Trustee any Shares issued upon the exercise of the Option prior to the full payments of the Optionee’s tax liabilities arising from the Option which were granted to the Optionee or Shares issued upon the exercise of the Option. Neither the Company nor the Trustee shall be required to release any Options or Shares to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

5.4.	The Optionee acknowledges that he or she is familiar with the provisions of Section 102, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, and the related forms, attached as Exhibit B hereto, and agrees to be bound by its terms as such terms relate to the Optionee. The Optionee acknowledges that if for whatever reason the Company shall not be granted an approval by the ITA under Section 102, the Optionee shall bear and pay any and all taxes and any other compulsory payments applicable to the Option, exercise, sale or other disposition of the Option or the Shares.

5.5.	The Optionee acknowledges that in the event that he or she will cease to be either an Employee or an Israeli resident, the Option and the Shares may still remain subject to the provisions of Section 102, in accordance with applicable law.

6.	Miscellaneous

This Grant Agreement and its exhibits constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company in that respect. This Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts in the District of Tel Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Grant Agreement. The Optionee shall regard the information in this Grant Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice. Neither the Plan nor this Grant Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time. The failure of any party to enforce at any time any provisions of this Grant Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof. The Options provided for herein are granted pursuant to the Plan, and said Option and this Grant Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan. Any interpretation of this Grant Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Grant Agreement and the Plan, the provisions of the Plan will prevail. This Grant Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

SKYCURE LTD.

OPTION GRANT AGREEMENT

3(i) AWARD

I. Summary Terms of the Option Grant (the “Summary Terms”)

The following is the summary terms of the grant made by Skycure Ltd., a company organized under the laws of the State of Israel (the “Company”) to the optionee whose name is set forth below (the “Optionee”) of an option to purchase Shares of the Company (the “Option”), subject to the terms and conditions set forth in this Grant Agreement (including Part II hereunder) and the Skycure Ltd. Share Incentive Plan (the “Plan”), a copy of which is attached as Exhibit A hereto, forming an integral part hereof.

Name of Optionee:	[___________________]

Date of Grant:	[___________________]

Designation:	3(i) Option

Number of Shares Underlying Option:	[___________________]

Exercise Price per Share:	NIS [_____]

Vesting Schedule:	25% of the Option shall vest on [________] and [__]% of the Option shall vest at the end of every [__]-month period thereafter.

Skycure Ltd.	Optionee’s Signature

By: _______________

By signing above, the Optionee acknowledges receipt of a copy of the Plan and accepts the Option subject to all of the terms and provisions thereof and of this Grant Agreement. The Optionee further acknowledges that he or she has reviewed the Plan and this Grant Agreement in its entirety (including Part II hereunder), has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement, and fully understands all provisions of this Grant Agreement.

Exhibits to this Grant Agreement:

Exhibit A – Skycure Ltd. Share Incentive Plan

II. Terms of the Option Grant Agreement

1.	Preamble and Definitions. Part I, the Summary Terms, constitutes an integral part of this Grant Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Option. Subject to the provisions of this Grant Agreement and the Plan, the Company hereby grants to the Optionee, pursuant to the Plan, the right and option (the “Option”) to purchase up to the number of Shares, as set forth in the Summary Terms at a price per share equal to the Exercise Price.

3.	Vesting and Exercisability

3.1.	The term of this Grant Agreement shall commence on the Date of Grant (the “Date of Grant”) set forth in the Summary Terms and terminate on the Expiration Date, at which time the Option shall expire, to the extent not exercised earlier.

3.2.	Subject to the provisions of the Plan, portions of the Option shall vest and become exercisable according to the Vesting Schedule set forth in the Summary Terms, provided that the Optionee continues to be an Employee of or to provide services to the Company or to an Affiliate from the Date of Grant and until the applicable Vesting Date.

3.3.	The Administrator may determine additional conditions for the exercise of Options, as it deems advisable. The Optionee further agrees that in the event that the Company, upon advice of counsel, deems it necessary or advisable, in its sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

4.	Restrictions on Transfer of Shares. The transfer or sale of Shares issued upon the exercise of the Options shall be subject to the limitations and restrictions set forth in the Plan, and in the Company’s governing documents as shall be in effect from time to time, and in any agreement to which Optionee is bound. As a condition for the recognition of the Company of any such sale or transfer, any transferee or purchaser of Shares issued upon the exercise of the Options, shall, prior to such transfer assume and become bound by all obligations of the Optionee under any instrument and agreement involving the Optionee and the Company and applicable to such exercised shares, including but not limited to the execution and delivery to the Company of an irrevocable voting proxy in the form provided by the Company.

5.	Taxes; Indemnification

5.1.	The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES UNDERLYING THIS OPTION.

5.2.	Any tax consequences arising from the grant or exercise of the Option, from the payment for Shares covered thereby or from any other event or act (of the Company, its Affiliates or the Optionee), hereunder, shall be borne solely by the Optionee. The Company or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source, as they deem necessary at their discretion. Furthermore, the Optionee hereby agrees to indemnify the Company and its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

5.3.	The Optionee will not be entitled to receive from the Company any Shares issued upon the exercise of the Option prior to the full payments of the Optionee’s tax liabilities arising from the Option which were granted to the Optionee or Shares issued upon the exercise of the Option. The Company shall not be required to release any Options or Shares to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

6.	Miscellaneous

This Grant Agreement and its exhibits constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company in that respect. This Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts in the District of Tel Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Grant Agreement. The Optionee shall regard the information in this Grant Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice. Neither the Plan nor this Grant Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time. The failure of any party to enforce at any time any provisions of this Grant Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof. The Options provided for herein are granted pursuant to the Plan, and said Option and this Grant Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan. Any interpretation of this Grant Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Grant Agreement and the Plan, the provisions of the Plan will prevail. This Grant Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

SKYCURE LTD.

OPTION GRANT AGREEMENT

INCENTIVE STOCK OPTION

I. Summary Terms of the Option Grant (the “Summary Terms”)

The following is the summary terms of the grant made by Skycure Ltd., a company organized under the laws of the State of Israel (the “Company”) to the optionee whose name is set forth below (the “Optionee”) of an option to purchase Shares of the Company (the “Option”), subject to the terms and conditions set forth in this Grant Agreement (including Part II hereunder) and the Skycure Ltd. Share Incentive Plan (the “Plan”), a copy of which is attached as Exhibit A hereto, forming an integral part hereof.

Name of Optionee:	[___________________]

Date of Grant:	[___________________]

Designation:	Incentive Stock Option

Number of Shares Underlying Option:	[___________________]

Exercise Price per Share:	US$[_____]

Vesting Schedule:	25% of the Option shall vest on [________] and [__]% of the Option shall vest at the end of every [__]-month period thereafter.

Skycure Ltd.	Optionee’s Signature

By: _______________

By signing above, the Optionee acknowledges receipt of a copy of the Plan and accepts the Option subject to all of the terms and provisions thereof and of this Grant Agreement. The Optionee further acknowledges that he or she has reviewed the Plan and this Grant Agreement in its entirety (including Part II hereunder), has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement, and fully understands all provisions of this Grant Agreement.

Exhibits to this Grant Agreement:

Exhibit A – Skycure Ltd. Share Incentive Plan

II. Terms of the Option Grant Agreement

1.	Preamble and Definitions. Part I, the Summary Terms, constitutes an integral part of this Grant Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Option. Subject to the provisions of this Grant Agreement and the Plan, the Company hereby grants to the Optionee, pursuant to the Plan, the right and option (the “Option”) to purchase up to the number of Shares, as set forth in the Summary Terms at a price per share equal to the Exercise Price.

3.	Vesting and Exercisability

3.1.	The term of this Grant Agreement shall commence on the Date of Grant (the “Date of Grant”) set forth in the Summary Terms and terminate on the Expiration Date, at which time the Option shall expire, to the extent not exercised earlier.

3.2.	Subject to the provisions of the Plan, portions of the Option shall vest and become exercisable according to the Vesting Schedule set forth in the Summary Terms, provided that the Optionee continues to be an Employee of or to provide services to the Company or to an Affiliate from the Date of Grant and until the applicable Vesting Date.

3.3.	The Administrator may determine additional conditions for the exercise of Options, as it deems advisable. The Optionee further agrees that in the event that the Company, upon advice of counsel, deems it necessary or advisable, in its sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

4.	Restrictions on Transfer of Shares. The transfer or sale of Shares issued upon the exercise of the Options shall be subject to the limitations and restrictions set forth in the Plan, and in the Company’s governing documents as shall be in effect from time to time, and in any agreement to which Optionee is bound. As a condition for the recognition of the Company of any such sale or transfer, any transferee or purchaser of Shares issued upon the exercise of the Options, shall, prior to such transfer assume and become bound by all obligations of the Optionee under any instrument and agreement involving the Optionee and the Company and applicable to such exercised shares, including but not limited to the execution and delivery to the Company of an irrevocable voting proxy in the form provided by the Company.

5.	Taxes; Indemnification

5.1.	The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES UNDERLYING THIS OPTION.

5.2.	Any tax consequences arising from the grant or exercise of the Option, from the payment for Shares covered thereby or from any other event or act (of the Company, its Affiliates or the Optionee), hereunder, shall be borne solely by the Optionee. The Company or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source, as they deem necessary at their discretion. Furthermore, the Optionee hereby agrees to indemnify the Company and its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

5.3.	The Optionee will not be entitled to receive from the Company any Shares issued upon the exercise of the Option prior to the full payments of the Optionee’s tax liabilities arising from the Option which were granted to the Optionee or Shares issued upon the exercise of the Option. The Company shall not be required to release any Options or Shares to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

6.	Miscellaneous

This Grant Agreement and its exhibits constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company in that respect. This Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts in the District of Tel Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Grant Agreement. The Optionee shall regard the information in this Grant Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice. Neither the Plan nor this Grant Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time. The failure of any party to enforce at any time any provisions of this Grant Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof. The Options provided for herein are granted pursuant to the Plan, and said Option and this Grant Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan. Any interpretation of this Grant Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Grant Agreement and the Plan, the provisions of the Plan will prevail. This Grant Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

SKYCURE LTD.

OPTION GRANT AGREEMENT

NON-QUALIFIED AWARD

I. Summary Terms of the Option Grant (the “Summary Terms”)

The following is the summary terms of the grant made by Skycure Ltd., a company organized under the laws of the State of Israel (the “Company”) to the optionee whose name is set forth below (the “Optionee”) of an option to purchase Shares of the Company (the “Option”), subject to the terms and conditions set forth in this Grant Agreement (including Part II hereunder) and the Skycure Ltd. Share Incentive Plan (the “Plan”), a copy of which is attached as Exhibit A hereto, forming an integral part hereof.

Name of Optionee:	[___________________]

Date of Grant:	[___________________]

Designation:	Non-Qualified Award

Number of Shares Underlying Option:	[___________________]

Exercise Price per Share:	US$[_____]

Vesting Schedule:	25% of the Option shall vest on [________] and [__]% of the Option shall vest at the end of every [__]-month period thereafter.

Skycure Ltd.	Optionee’s Signature

By: _______________

By signing above, the Optionee acknowledges receipt of a copy of the Plan and accepts the Option subject to all of the terms and provisions thereof and of this Grant Agreement. The Optionee further acknowledges that he or she has reviewed the Plan and this Grant Agreement in its entirety (including Part II hereunder), has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement, and fully understands all provisions of this Grant Agreement.

Exhibits to this Grant Agreement:

Exhibit A – Skycure Ltd. Share Incentive Plan

II. Terms of the Option Grant Agreement

1.	Preamble and Definitions. Part I, the Summary Terms, constitutes an integral part of this Grant Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Option. Subject to the provisions of this Grant Agreement and the Plan, the Company hereby grants to the Optionee, pursuant to the Plan, the right and option (the “Option”) to purchase up to the number of Shares, as set forth in the Summary Terms at a price per share equal to the Exercise Price.

3.	Vesting and Exercisability

3.1.	The term of this Grant Agreement shall commence on the Date of Grant (the “Date of Grant”) set forth in the Summary Terms and terminate on the Expiration Date, at which time the Option shall expire, to the extent not exercised earlier.

3.2.	Subject to the provisions of the Plan, portions of the Option shall vest and become exercisable according to the Vesting Schedule set forth in the Summary Terms, provided that the Optionee continues to be an Employee of or to provide services to the Company or to an Affiliate from the Date of Grant and until the applicable Vesting Date.

3.3.	The Administrator may determine additional conditions for the exercise of Options, as it deems advisable. The Optionee further agrees that in the event that the Company, upon advice of counsel, deems it necessary or advisable, in its sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

4.	Restrictions on Transfer of Shares. The transfer or sale of Shares issued upon the exercise of the Options shall be subject to the limitations and restrictions set forth in the Plan, and in the Company’s governing documents as shall be in effect from time to time, and in any agreement to which Optionee is bound. As a condition for the recognition of the Company of any such sale or transfer, any transferee or purchaser of Shares issued upon the exercise of the Options, shall, prior to such transfer assume and become bound by all obligations of the Optionee under any instrument and agreement involving the Optionee and the Company and applicable to such exercised shares, including but not limited to the execution and delivery to the Company of an irrevocable voting proxy in the form provided by the Company.

5.	Taxes; Indemnification

5.1.	The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES UNDERLYING THIS OPTION.

5.2.	Any tax consequences arising from the grant or exercise of the Option, from the payment for Shares covered thereby or from any other event or act (of the Company, its Affiliates or the Optionee), hereunder, shall be borne solely by the Optionee. The Company or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source, as they deem necessary at their discretion. Furthermore, the Optionee hereby agrees to indemnify the Company and its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

5.3.	The Optionee will not be entitled to receive from the Company any Shares issued upon the exercise of the Option prior to the full payments of the Optionee’s tax liabilities arising from the Option which were granted to the Optionee or Shares issued upon the exercise of the Option. The Company shall not be required to release any Options or Shares to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

6.	Miscellaneous

This Grant Agreement and its exhibits constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company in that respect. This Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts in the District of Tel Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Grant Agreement. The Optionee shall regard the information in this Grant Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice. Neither the Plan nor this Grant Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time. The failure of any party to enforce at any time any provisions of this Grant Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof. The Options provided for herein are granted pursuant to the Plan, and said Option and this Grant Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan. Any interpretation of this Grant Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Grant Agreement and the Plan, the provisions of the Plan will prevail. This Grant Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.